Exhibit 10.16

LEASE

by and between

RONALD D. JENKINS,

an unmarried man,

as Landlord

and

INTERNATIONAL MEDICATION SYSTEMS, LIMITED,

a Delaware corporation,

as Tenant

Dated: July 24, 1990

i

ARTICLE 19	DEFAULT	13
19.1	Events of Default	13
	Remedies	13
	A. Terminate Lease	13
	B. Re-enter Premises	14
	C. Maintain Lease; Relet Premises	14
	D. Performance by Landlord	14
	E. Secured Creditor Remedies	14
	F. Receiver on Behalf of Landlord	15
	G. Late charge	15
	H. Bankruptcy and Insolvency	15
ARTICLE 20	TENANT’S RIGHT TO CURE LANDLORD’S DEFAULT	16
ARTICLE 21	ALTERATIONS	16
ARTICLE 22	FIXTURES AND PERSONAL PROPERTY	16
ARTICLE 23	NOTICES	17
23.1	Service	17
23.2	Change of Ownership	17
ARTICLE 24	ARBITRATION	17
24.1	Arbitration	17
24.2	Payment of Expenses	18
ARTICLE 25	ATTORNEYS’ FEES	18
ARTICLE 26	MEMORANDUM OF LEASE	18
ARTICLE 27	HOLDING OVER	18
ARTICLE 28	NO WAIVER	18
ARTICLE 29	BINDING EFFECT	18
ARTICLE 30	INTERPRETATION AND APPLICATION	19
ARTICLE 31	COMPLETE AGREEMENT	19
ARTICLE 32	TIME	19
ARTICLE 33	EXECUTION REQUIRED	19
ARTICLE 34	LIMITATION OF LIABILITY	19
ARTICLE 35	ESTOPPEL CERTIFICATES	19
ARTICLE 36	SECURITY MEASURES	19

Exhibits

Exhibits A    Description of the Land

Exhibits B    Description of the Building

Exhibits C    Site Plan

Exhibits D    Memorandum of Lease

Exhibits E    Estoppel Certificate

Exhibits F    Subordination, Non-disturbance and Attornment Agreement

ii

LEASE

THIS LEASE (“Lease”) is made and entered into as of July 24, 1990, by and between Ronald D. Jenkins, an unmarried man, as landlord (“Landlord”), and International Medication Systems, Limited, a Delaware corporation, as tenant (“Tenant”).

RECITALS

WHEREAS. Landlord is the owner of that certain land (“Land”) located in the County of Los Angeles, State of California, more particularly described in Exhibit “An attached hereto and that certain building (“Building”) situated on the Land, the address of which is 10630 El Poche Street, South El Monte, California 91733, as depicted in the site plan attached hereto as Exhibit “B”;

WHEREAS. Landlord desires to lease the Land, the Building and all fixtures attached thereto (“Leased Premises”);

WHEREAS. Tenant desires to hire the Leased Premises from Landlord, upon the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE 1

FUNDAMENTAL LEASE PROVISIONS

1.1          Date. This Lease is dated as of July 24. 1990.

1.2          Base Rent. The monthly base rental (“Base Rent”) for the initial period shall be Five Thousand Seven Hundred and No/100 Dollars ($5,700.00) per month, subject to adjustment as set forth in Article 4.

1.3          Additional Rent. In addition to the Rent, the Tenant shall pay all of the Real Estate Taxes, as defined in Article 6 of this Lease.

1.4          Term. The initial term (“Initial Term”) of the Lease shall be ten (10) years (Article 3), commencing upon the date Landlord takes title to the Land and the Building. Upon six (6) months prior written notice for each extension. Tenant may extend the Initial Term for three (3) additional periods of five (5) years each (“Extension Terms”) (Article 3). The Initial Term and all Extension Terms shall be referred to collectively herein as the “Term.”

1.5          Option to Terminate. Tenant may terminate this Lease at any time after the tenth anniversary of the Rent Commencement Date upon six (6) months’ written notice to Landlord (Article 3).

1.6          Conflicts. This Article 1 is provided for summary and convenience only. Any conflict between this article and the following articles shall be resolved in favor of the following articles.

ARTICLE 2

LEASE OF PREMISES

Subject to the terms, covenants, and conditions contained herein, Landlord hereby leases to Tenant, and Tenant hereby Leases from Landlord, the Leased Premises, together with all rights, privileges, easements and appurtenances relating thereto. It is hereby acknowledged by Landlord and Tenant that the net, usable square footage for the Building is twelve thousand two hundred (12,200) square feet.

ARTICLE 3

TERM

3.1          Initial Term. The Initial Term of this Lease shall be ten (10) years, commencing on the date Landlord takes title to the Leased Premises (the “Term Commencement Date”).

3.2          Extension Terms. Provided Tenant (i) is not in default in accordance with Article 19 of the Lease, (ii) is not diligently prosecuting the cure thereof, or (iii) is not contesting in good faith the existence of such default, upon written notice of each extension given to Landlord in accordance with Section 1.4 hereof, Tenant may extend the Initial Term the number of times and for the additional periods specified in Article 1 hereof. Such additional periods are herein referred to collectively as “Extension Terms,” and individually as an “Extension Term”. All provisions of this Lease shall remain in full force and effect for each Extension Term, except for the Base Rent, which shall be calculated in accordance with Section 4.3 hereof.

3.3          Option to Terminate. Tenant shall have the option to terminate this Lease in accordance with Article 1 hereof upon six (6) months’ written notice to Landlord.

ARTICLE 4

RENT

4.1          Rent Commencement Date. The Rent Commencement Date shall mean the Term Commencement Date.

4.2          Base Rent. During the Initial Term hereof, Base Rent shall be payable in equal monthly installments of Five Thousand Seven Hundred and No/100 Dollars ($5,700.00), subject to the rental adjustment set forth in this Article hereof, in advance, on the first day of each month. On the second anniversary of the Rent Commencement Date and on every two-year anniversary thereafter during the Initial Term, the Base Rent shall be increased to an amount equal to one hundred eight percent (108%) of the monthly Base Rent for the immediately preceding year. Base Rent and Additional Rent (defined below) shall be referred to collectively as “Rent”. Commencing upon the Rent Commencement Date, Tenant shall pay Rent to Landlord at 10601 East Rush Street, South El Monte, California 91733 or at such other place as Landlord may from time to time designate by written notice to Tenant.

4.3          Extension Term Rent. The Base Rent during each of the Extension Terms shall be adjusted to equal ninety percent (90%) of the fair market rental rate (“Fair Market Rental Rate”) for the Leased Premises (a) the first day of the eleventh (11th) year of the Term; (b) the first day of the sixteenth (16th) year of the Term; and (c) the first day of the twenty-first (21st) year of the Term.

The term “Fair Market Rental Rate” for the purposes of this Lease shall mean the annual amount per rentable square foot that a willing, comparable, renewal, non-equity, tenant using the Leased Premises for light manufacturing would pay, and a willing, comparable owner of comparable premises in the City of South EI Monte, California, would accept, at arm’s length, giving appropriate consideration to environmental restrictions, zoning ordinances, possible future zoning changes, covenants, conditions and restrictions, the annual rental rate per rentable square foot, escalation (including type and base year) and abatement provisions reflecting rent concessions, brokerage commissions, if any, length of the Lease term, location of the leased premises being leased, and other generally applicable conditions to the leased premises so that Tenant will obtain the same rent and other benefits that Landlord would otherwise give to any comparable renewal tenant. If, for example, comparable leases provide a renewal tenant with comparable premises at Ten Dollars ($10.00) per rentable square foot, with six (6) months’ at no rent to comply with then current environmental and land use regulations, six (6) months’ free rent, Twenty Dollars ($20.00) per rentable square foot tenant improvement allowance, and certain other general applicable economic terms, the Fair Market Rental Rate for Tenant shall not be Ten Dollars ($10.00) per rentable square foot only, but shall be the equivalent of Ten Dollars ($10.00) per rentable square foot, six (6) months at no rent to comply with then current environmental and land use regulations, an additional six (6) months’ free rent, Twenty Dollars ($20.00) per rentable square foot tenant improvement allowance or payment in lieu of such allowance, and such other generally applicable economic terms. Within thirty (30) days after Tenant’s exercise of the extension option for the Extension Terms pursuant to Section 1.4 hereof, the parties shall agree upon the Base Rent.

If the parties are unable to agree on the Base Rent within any such thirty (30) day period, Tenant or Landlord may elect to have the Fair Market Rental Rate determined by the appraisal process set forth below by delivering written notice thereof to the other party within sixty (60) days after Tenant exercised any such extension option in accordance with Section 1.4 hereof.

Within ten (10) days after either party’s election to have the Fair Market Rent Rate determined by the appraisal process, Landlord and Tenant shall each appoint by written notice to the other an independent MAI real estate appraiser. Each appraiser shall be a member of the American Institute of Real Estate Appraisers and shall have at least five (5) years experience appraising commercial property where the Leased Premises are located. Within five (5) days after their appointment, the two appraisers so selected shall jointly appoint an equally qualified, independent third appraiser and shall notify Landlord and Tenant of their selection of the third appraiser. Within ten (10) days after the selection of the third appraiser, Landlord and Tenant shall each submit in writing its own determination of the Fair Market Rental Rate for the Leased Premises. The third appraiser shall select either Landlord’s or Tenant’s determination as the Fair Market Rental Rate of the Leased Premises within twenty (20) days after the date of his appointment and shall notify Landlord and Tenant in writing of such selection. If either party or its appraiser fails to comply with this Section, then the party or its appraiser that has complied with this Section shall determine the Fair Market Rental Rate of the Leased Premises. If the two appraisers so selected do not choose the third appraiser within said five (5) day period, Tenant or Landlord may apply to the presiding Judge of the Superior Court of the State of California for the county in which the Leased Premises is located for the appointment of a third appraiser.

Each party shall pay the fees, costs and expenses of the appraiser appointed by such party. Each party shall pay one-half (1/2) of the fees, costs and expenses of the third appraiser. If the Fair Market Rental Rate has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Term, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for the Leased Premises immediately prior to the Extension Term; provided, however, within thirty (30) days after the determination of the Fair Market Rental Rate, the excess or shortage of Base Rent that has been actually paid, shall be paid to Landlord by Tenant or reimbursed by Landlord to Tenant.

On the thirty (30) month anniversary of the immediately preceding Market Adjustment Date, the Base Rent shall be increased to an amount equal to one hundred ten percent (110%) of the monthly Base Rent for the immediately preceding year.

4.4          Proration. If the Term commences on other than the first day of a calendar month, Rent for the first and last month hereof shall be prorated on the basis of actual days elapsed.

4.5          Additional Rent. Tenant shall pay Real Estate Taxes, as such term is defined in Article 6 hereof, as Additional Rent.

ARTICLE 5

PARKING AND TRAFFIC FLOW

Tenant, its subtenants and assigns, and their respective employees, agents, invitees and licensees shall have the right to use, the cost for which has been included in the Basic Rent during the Term of this Lease, the parking areas, which contains thirty (30) parking spaces, located within the Leased Premises (the Parking Areas”) as indicated on the site plan attached hereto as Exhibit “C”.

ARTICLE 6

REAL ESTATE TAXES

6.1          Payment by Tenant. From and after the Rent Commencement Date, Tenant shall pay all real estate taxes and assessments (“Real Estate Taxes”) which are assessed against all or any portion of the Leased Premises prior to delinquency. If the Rent Commencement Date commences, or the Term of this Lease expires or terminates, at any time other than the beginning or end of a taxable year, the amount of such taxes and assessments to be paid by Tenant shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term hereof. As used herein, the term “Real Estate Taxes” shall not be construed to include any income, gift, succession, excess profits, gross receipts, revenue, estate, personal property, inheritance or franchise taxes paid or payable by Landlord, or any increase in taxes resulting from the increased valuation caused by any sale or assignment occurring after the Rent Commencement Date, of all or any portion of the Leased Premises, or due to any change in ownership of the Landlord, notwithstanding the fact that any of the foregoing taxes may become a lien against all or any portion of the Leased Premises, and Landlord shall pay any such increase in real property taxes relating to all and any of the foregoing reasons.

6.2          Right to Contest. Tenant shall have the right to contest in good faith the amount of Real Estate Taxes or the validity thereof by appropriate legal proceedings, and shall give Landlord notice in writing of its intention to do so at least ten (10) days before any delinquency occurs; provided, however, that if at any time payment ‘of such tax shall become necessary to prevent any penalty or sanction from being assessed or to prevent the delivery of a tax deed conveying the Leased Premises or any portion thereof because of nonpayment, then Tenant shall be required to pay the contested tax in sufficient time to prevent any such consequences from occurring as a condition of such contest. The cost of any contest brought by Tenant shall be paid by Tenant. Landlord agrees to execute any documents reasonably necessary to perfect Tenant’s rights of contest herein contained; provided Tenant complies with the requirements of this Section 6.2.

ARTICLE 7

UTILITIES

Tenant shall pay for all water, gas, light, power, telephone and other utilities and services furnished to and/or consumed in the Leased Premises during the Term. Tenant shall make such payments directly to the provider of such utilities and services.

ARTICLE 8

MAINTENANCE AND REPAIRS

8.1          Landlord shall maintain all structural portions of the Leased Premises in first-class condition and repair (reasonable wear and tear and obsolescence excepted). Landlord shall make any necessary repairs and replacements to any structural portion of the Leased Premises arising from Tenant’s reasonable use thereof. Landlord’s obligation to maintain and repair the structural portions of the Leased Premises shall be limited to the following:

A.            The foundations, bearing and exterior walls, subflooring and roof of all of the Leased Premises; and

B.            The electrical, plumbing, natural gas, and sewage systems leading to the Leased Premises.

8.2          Except as otherwise provided herein, Tenant shall keep all non-structural portions of the Building which Landlord is not obligated to repair or maintain in good repair. In addition to the foregoing, Tenant shall maintain and repair:

A.            Gutters and downspouts on the Building and other improvements that are a part of the Leased Premises;

B.            Heating, ventilating, elevator and air conditioning systems located within the Leased Premises;

C.            All stairways, accessways, lobbies, entrances, stairs, elevators and any passageway located within the Building; and

D.            The Parking Areas, including striping, security and lighting.

8.3          All repairs which Tenant is obligated to make under this Article shall be at the expense of Tenant, except to the extent that repairs are made necessary or useful because of the negligence or willful misconduct of Landlord, its agents or employees. [Upon the expiration of the Term hereof, Tenant shall surrender the Leased Premises to Landlord in a state of good repair, reasonable wear and tear, obsolescence and damage by fire, act of God or the elements, or damage which is caused by Landlord or which Landlord is required to repair under the terms of this Lease, excepted.]

ARTICLE 9

INSURANCE

9.1          Required Coverage. Tenant, from and after the date of execution of this Lease shall, throughout the term of this Lease, carry and maintain in full force and effect, public liability insurance, covering the Leased Premises and Tenant’s activities therein, against claims for personal injury and death in a combined single limit amount of at least One Million Dollars ($1,000,000.00) for injury or death of anyone person, for injury or death of all persons in any accident, and for property damage. Landlord shall obtain and maintain a policy of public liability in the same amount covering the Leased Premises and the permitted activities therein. All such policies purchased by Landlord or Tenant shall name each other and Landlord’s lender as additional insureds. Any blanket insurance policy or policies that insure Landlord or Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Landlord or Tenant hereunder. In addition to the foregoing, as long as Tenant is satisfying its insurance obligations hereunder with any blanket insurance policy or policies, Tenant shall maintain property insurance, with vandalism and plate glass endorsements, on the Leased Premises.

9.2          Fire and Extended Coverage. Landlord shall, throughout the Term, maintain fire and extended coverage insurance, on the Leased Premises, in an amount equal to one hundred percent (100%) of the full replacement cost of the Leased Premises and the Building (excluding foundations and excavations). Tenant shall maintain a policy of fire and extended coverage insurance covering Tenant’s personal property in an amount equal to one hundred percent (100%) of the full replacement cost thereof. Tenant or Landlord, Landlord’s lender and any Leasehold Mortgagee, as defined in Article 14 hereof, shall be named as additional insureds, as required under this Article 9. All insurance required of Tenant pursuant to this Article 9 shall be with an insurance company reasonably acceptable to Landlord’s lender and shall be primary and non-contributing.

9.3          Workers’ Compensation. Landlord and Tenant shall each maintain workers’ compensation insurance as required by applicable law.

9.4          Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby release and waive any rights each may have against the other and its officers, agents and employees on account of any loss or damages occasioned to Landlord, Tenant, their respective property or the Leased Premises, and arising from any risk covered by the insurance obtained hereunder, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or other persons. The parties hereby grant to each other, on behalf of any insurer providing insurance to either of them, a waiver of any right of subrogation that any such insurer may have or acquire against the other party and its officers, agents and employees by virtue of payment of any loss under such insurance and all policies obtained by either Tenant or Landlord shall contain appropriate waiver of subrogation clauses. The foregoing waivers of subrogation shall be operative only so long as available without invalidating either Landlord’s or Tenant’s (as the case may be) policy of insurance.

9.5          Indemnity. Each party shall protect, defend, indemnify, hold and save the other harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys’ fees and disbursements and court costs) arising by reason of: (i) the injury or death of persons or damage to property against which such covenanting party is obligated to maintain insurance pursuant to Sections 9.1 through 9.3 above; (ii) the ineffectiveness of the waiver of subrogation contained in Section 9.4 hereof; or (iii) the invalidation of any such insurance policy by that party’s insurer; provided, however, that neither party shall be required to indemnify the other for any losses, costs, injuries, liabilities or damages of any kind to the extent arising out of the wilful misconduct or gross negligence of such other party or its officers, agents or employees. The parties’ duty to indemnify each other under this Section 9.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE 10

ENVIRONMENTAL COMPLIANCE

Except as disclosed by Tenant to Landlord in writing prior to the Term Commencement Date, Tenant represents, warrants and covenants to Landlord that Tenant shall at no time use, or permit the Leased Premises to be used, in violation of any federal, state or local law, ordinance or regulation relating to the environmental conditions on, under or about the Leased Premises, including, but not limited to, air quality, soil and surface and subsurface water conditions. Tenant shall assume sole and full responsibility and cost to remedy any such violations that may affect the Leased Premises so long as the violations are not directly caused by Landlord and/or its successors and assigns or are not directly or indirectly caused by any third party not employed by Tenant. Except as disclosed by Tenant to Landlord in writing and except for industry standard quantities commonly used by manufacturers of pharmaceuticals and related products in compliance with all applicable laws, Tenant further represents, warrants and covenants to Landlord that Tenant shall at no time, generate, store or dispose of or allow or permit any third party to use, generate, store or dispose of on, under or about the Leased Premises, or transport to or from the Leased Premises any hazardous wastes, toxic substances or related materials (“Hazardous Materials”). For the purposes of this Article 10, Hazardous Materials shall include, but not be limited to, asbestos, asbestos containing materials, the group of organic compounds known as polychlorinated biphenyls, as well as substances defined as “hazardous substances” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation Recovery Act, 42 U.S.C. Section 6901, et seq.; and those substances defined as hazardous wastes in Section 25117 of the California Health and Safety Code and in the regulations adopted and publications promulgated pursuant to said laws and pursuant to California Health and Safety Code Sections 25249.8 and 25249.5, et seq. Tenant represents, warrants and covenants that it shall provide Landlord with written notification immediately upon the discovery or notice by Tenant, its successors, assigns, licensees, invitees, officers, directors, employees, agents, partners or any other third party, that any representation, warranty, or covenant of Tenant under this Section is inaccurate, incomplete, or untrue in any way.

ARTICLE 11

SIGNS

Tenant shall have the right with the consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, to place any and all signs Tenant desires in, on or about the Leased Premises, including, without limitation, any free-standing signs, and subject only to the obtaining of any necessary governmental or regulatory approval. All signs other than those placed on the within the Leased Premises by Tenant shall be subject to Tenant’s prior written approval, which approval Tenant may not unreasonably withhold.

ARTICLE 12

USE

During the Term of this Lease, Tenant may use the Leased Premises solely for light manufacturing purposes. Notwithstanding the foregoing, Tenant (or its assignees or subtenants) may use the Leased Premises for any other lawful purpose; provided, however, such proposed use shall not increase the cost of Landlord’s insurance required pursuant to Article 9 of this Lease unless Tenant agrees to pay such increased cost.

ARTICLE 13

ASSIGNMENT AND SUBLEASING

Tenant may, without Landlord’s approval, assign, hypothecate, mortgage, and/or sublease all or any portion of this Lease, the Leased Premises, and/or any and all rights appurtenant thereto. Upon any assignment or sublease, Tenant shall not be relieved of any of its obligations under this Lease.

ARTICLE 14

LEASEHOLD MORTGAGEE PROVISIONS

14.1        If Tenant shall execute a deed of trust encumbering its leasehold interest hereunder (hereinafter sometimes referred to as a “Mortgage”), and if the holder of said deed of trust (hereinafter referred to as the “Leasehold Mortgagee”) shall deliver to Landlord an executed counterpart of said deed of trust in recordable form together with written notice setting forth the name and address of the Leasehold Mortgagee, then, at any time until the Mortgage shall be satisfied or the Leasehold Mortgagee shall give to Landlord written notice that the Mortgage has been satisfied.

A.            Except as provided in Articles 17, 18 and 19 hereof, and except for any termination of this Lease by reason of a default by Tenant hereunder, no cancellation, surrender, acceptance of surrender or modification of this Lease shall be binding upon any Leasehold Mortgagee or affect the lien of any Mortgage, without the prior written consent of the Leasehold Mortgagee.

B.            No notice, demand, election or other communication required or permitted to be given under this Lease (all of the foregoing hereinafter in this Subparagraph B collectively being referred to as “Notices,” and individually as the “Notice”) which shall be given by Landlord to Tenant shall be binding upon or affect the Leasehold Mortgagee, unless a copy of the Notice shall be given to the Leasehold Mortgagee within the time during which the Notice shall be required or permitted to be given to Tenant. In the case of an assignment of the Mortgage or change in address of said Leasehold Mortgagee, the assignee thereof or the Leasehold Mortgagee may change the address to which copies of the Notices are to be sent as herein provided. Landlord shall not be bound to recognize any assignment of any Mortgage unless Landlord shall be given a Notice of such assignment, including a copy thereof in recordable form, together with the name and address of the assignee and, thereafter, until a further assignment, the assignee named in such assignment shall be deemed to be the Leasehold Mortgagee under this Article. If any Mortgage is held by more than one person, corporation or entity, no provision of this Lease requiring Landlord to give Notice or a copy thereof to any Leasehold Mortgagee shall be binding upon Landlord unless and until all of the holders of the Mortgage shall deliver to Landlord an original executed counterpart of a designation, in recordable form, naming one of the holders as the individual or entity to receive all Notices and copies thereof. All Notices and copies of Notices to be given to the Leasehold Mortgagee as provided in this Article shall be given in the same manner as set forth in this Lease for Notices from Landlord or Tenant pursuant to Article 23 hereof.

C.            Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any term, covenant, condition or agreement and to remedy any default by Tenant hereunder, and Landlord shall accept such performance by any Leasehold Mortgagee with the same force and effect as if furnished by Tenant; provided, however, that any rights of the Leasehold Mortgagee shall not thereby or hereby be subrogated to the rights of Landlord.

D.            If Landlord shall give any notice of an Event of Default to Tenant pursuant to the provisions of Article 19 hereof, and if such Event of Default shall not be remedied within the applicable grace period set forth in Article 19 hereof, and Landlord shall thereby, or otherwise, become entitled to give a notice of election to terminate this Lease, then, Landlord shall, prior to giving such notice of election to terminate this Lease, give to the Leasehold Mortgagee not less than ten (10) days’ additional written notice of the default, and shall allow the Leasehold Mortgagee the same opportunity to cure any Event of Default as granted to Tenant pursuant to Article 19 hereof; provided, however, that Leasehold Mortgagee shall have at least (10) days following receipt of said notice to cure said Event of Default. The rights of the Leasehold Mortgagee under this Subparagraph Dare in addition to such rights as are given to the Leasehold Mortgagee under Subparagraph G of this Section 14.1.

E.            If Tenant fails to perform or observe any term, covenant, condition or agreement to be performed by Tenant under this Lease, and if Landlord shall not elect to terminate this Lease pursuant to Articles 17, 18 or 19 and shall instead bring a proceeding to dispossess Tenant and/or other occupants of the Leased Premises or to re-enter the Leased Premises or to terminate this Lease, then Landlord shall, before commencing any proceeding pursuant to applicable law, give the Leasehold Mortgagee ten (10) days’ written notice of the occurrence of any Event of Default and shall allow the Leasehold Mortgagee the same opportunity to cure any Event of Default as granted Tenant pursuant to Article 19 hereof; provided, however, that Leasehold Mortgagee shall have at least ten (10) days following receipt of said notice to cure said Event of Default. The rights of the Leasehold Mortgagee under this Subparagraph E are in addition to such rights as are given to the Leasehold Mortgagee under Subparagraph G of this Section 14.1.

F.             Tenant may delegate irrevocably to any Leasehold Mortgagee Tenant’s right of election under Section 365(h) of the Bankruptcy Code of 1978, as amended from time to time, to remain in possession of the Leased Premises in the event of Landlord’s bankruptcy, but no such delegation shall be binding upon Landlord unless and until either Tenant or any Leasehold Mortgagee shall deliver to Landlord a signed counterpart, in recordable form, of a written instrument evidencing such delegation. Such delegation of authority may be affected by the term of the Mortgage itself, in which case the service upon Landlord of an executed counterpart of the Mortgage in accordance with this Article, together with written notice specifying the provisions therein which delegate such authority to the Leasehold Mortgagee, shall be deemed sufficient notice to Landlord of the delegation.

G.            If Tenant fails to perform or observe any term, covenant, condition or agreement on Tenant’s part to be performed under this Lease, other than a term, covenant, condition or agreement requiring the payment of a sum of money, and if the Event of Default is of such a nature that the same cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Leased Premises, or if the Event of Default is of such a nature that it cannot be cured by the Leasehold Mortgagee, and provided Landlord shall not be subject to any criminal liability, then Landlord shall not serve a notice of election to terminate this Lease pursuant to Article 19 hereof, or otherwise terminate the leasehold estate of Tenant hereunder by reason of such Event of Default; provided, however, the Leasehold Mortgagee complies with the provisions set forth in Subparagraphs (G)(l), (2) and (3) below.

(1)           Leasehold Mortgagee shall deliver to Landlord, prior to the date on which Landlord would be entitled to give notice of election to terminate or to commence proceedings to terminate this Lease, a written instrument wherein the Leasehold Mortgagee unconditionally guarantees to Landlord that the Leasehold Mortgagee shall cure any Event of Default which cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Leased Premises and shall indemnify and hold harmless Landlord against all claims, demands, expenses, including, but not limited to, reasonable attorneys’ fees, damages, fines and penalties (all of the foregoing being hereinafter in this Subparagraph G referred to as “Damages”) occasioned by any delay on the part of Landlord in giving such notice of election or commencing such proceedings, and agrees that, if this Lease thereafter shall be terminated prior to the curing of such default, the Leasehold Mortgagee shall pay to Landlord the cost to cure such default and the amount of the Damages, and if the Leasehold Mortgagee shall be an entity other than a life insurance company, bank or trust company regulated by the State of California or by other governmental authority having jurisdiction, such instrument of guaranty shall be accompanied by security, reasonably satisfactory to Landlord, sufficient to assure payment of the cost of curing such default and payment of the amount of the Damages.

(2)           Leasehold Mortgagee shall proceed diligently to obtain possession of the Leased Premises as mortgagee (through the appointment of a receiver or otherwise), and, upon obtaining possession, shall promptly commence and duly prosecute to completion such action as may be necessary to cure any Event of Default which cannot be cured by the Leasehold Mortgagee without taking possession of the Leasehold Premises.

(3)           If the Leasehold Mortgagee cannot cure an Event of Default, then the Leasehold Mortgagee shall promptly institute and diligently prosecute to completion foreclosure proceedings, unless, in the meantime, the Leasehold Mortgagee shall acquire Tenant’s estate hereunder, either in its own name or through a nominee, by exercise of a power of sale or by assignment in lieu of foreclosure.

14.2        The Leasehold Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee of the Leased Premises pursuant to Subparagraph G(2) of Section 14.1 hereof, or to continue to prosecute foreclosure proceedings pursuant to Subparagraph G(3) of Section 14.1 hereof, if any Event of Default described therein shall be cured, and provided the Leasehold Mortgagee pays to Landlord all “Damages.” Nothing herein shall preclude Landlord from exercising any of its rights or remedies with respect to any other default by Tenant during any period when Landlord shall be forebearing termination of this Lease as set forth in Subparagraphs G(l), (2) and (3) of Section 14.1 hereof; provided, however, the Leasehold Mortgagee shall have all of the rights and protections set forth therein.

14.3        If this Lease shall terminate pursuant to Articles 17, 18 or 19 hereof, or shall otherwise terminate by reason of a default of Tenant hereunder, and if within thirty (30) days after such termination the Leasehold Mortgagee, by written notice to Landlord, shall request Landlord to enter into a new lease of the Leased Premises pursuant to this Section 14.3 (“New Lease”), then Landlord shall enter into the New Lease with said Leasehold Mortgagee. Leasehold Mortgagee shall deliver to Landlord written notice as required by this Section 14.3 and a written instrument unconditionally guaranteeing the curing of all defaults of the Tenant under this Lease and all defaults of the tenant under the New Lease which shall exist on the actual date of delivery of said New Lease, and, if the Leasehold Mortgagee shall be an entity other than a life insurance company, bank or trust company regulated by the State of California or other governmental authority having jurisdiction, such instrument of guaranty shall be accompanied by security, reasonably satisfactory to Landlord, sufficient to insure payment of the cost of curing all defaults. The New Lease shall commence, and rent and all obligations of the tenant thereunder shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations and agreements contained herein which were in force and effect immediately prior to the termination of this Lease. The New Lease, and this covenant, shall be superior to all rights, liens and interests, other than those to which this Lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything, other than to execute the New Lease as herein provided, to assure the Leasehold Mortgagee or the tenant under the New Lease good title to the leasehold estate granted thereby. Any subtenant of the Leased Premises whose sublease was in force and effect immediately prior to the delivery of the New Lease shall attorn to the tenant under the New Lease, unless the tenant of the New Lease shall, at its option, elect to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. Any subtenant who hereafter subleases space within the Leased Premises shall be deemed to have agreed to the provisions of this Section 14.3. The foregoing shall not be deemed to obligate Landlord to keep any sublease in force and effect after the termination of this Lease, nor shall Landlord have any obligation to terminate any sublease or to dispossess any subtenant. Leasehold Mortgagee shall, simultaneously with the delivery of the New Lease, pay to Landlord (a) all rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus (b) all rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus (c) all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs and litigation expenses, incurred by Landlord in connection with termination of the Leased Premises, putting the Leased Premises in good condition and repair, and the preparation, execution and delivery of the New Lease. Simultaneously, the Landlord shall pay over to the Leasehold Mortgagee any rentals, less costs and expenses of collection, received by Landlord, between the date of termination of the Lease and the date of the New Lease, received from subtenants or other occupants of the Leased Premises which had not been applied by Landlord towards the cost of operating the Leased Premises or performing the obligations of Tenant.

If more than one Leasehold Mortgagee exercises its right to obtain a new lease pursuant to this Section 14.3, then only the Leasehold Mortgagee holding the lien of highest priority shall be entitled to the New Lease free and clear of the rights of all other lienors. If the Leasehold Mortgagee shall exercise its right to obtain the New Lease, but shall fail to execute the New Lease when tendered by Landlord, or shall fail to comply timely with the other provisions of this Section 14.3, then the Leasehold Mortgagee shall forfeit Leasehold Mortgagee’s rights to the New Lease or any other rights under this Section 14.3.

Except as provided in this Section 14.3, no Mortgage now or hereafter deemed to be a lien upon this Lease shall extend or affect the reversionary interest and estate of Landlord in and to the Leased Premises, or in any manner affect the Leased Premises from and after any expiration or termination of this Lease.

ARTICLE 15

SUBORDINATION; QUIET ENJOYMENT AND TITLE

Landlord covenants that Landlord has a valid fee simple absolute estate in the Leased Premises and that the same is subject to no encumbrances, liens or defects in title affecting the Leased Premises or the rights granted Tenant under this Lease, except for those lien(s) or encumbrance(s), for which Landlord shall provide Tenant, upon the execution of this Lease, with a subordination, non-disturbance and attornment agreement, in the form attached hereto as Exhibit “F”.

Landlord covenants that Tenant, upon paying the rent and performing the covenants herein undertaken on its part, may quietly and peaceably have, enjoy and hold the Leased Premises and rights made appurtenant hereby for the full term hereof without hindrance. This Lease shall, at Landlord’s option, be subordinate to any mortgage or deed of trust that may hereafter be placed upon the Leased Premises, and to any and all advances made or to be made thereunder and to interest thereon and to all renewals, replacements and extensions thereof; provided, however, that Landlord, at least twenty (20) days following the placing of any such mortgage or deed of trust upon the Leased Premises or any portion thereof, shall deliver to Tenant a written agreement and any other documents of the mortgagee named in any such mortgage or the trustee and the beneficiary in any such deed of trust recognizing this Lease and agreeing not to disturb Tenant’s right to quiet possession under this Lease, so long as Tenant is not in material default hereunder. Tenant shall have the right to reasonably approve any agreement and any other documents related to the subordination, non-disturbance- and attornment; provided that Tenant has approved such agreement and other documents, Tenant shall attorn to and recognize such mortgagee, beneficiary, lienholder or entity as the Landlord under the Lease upon the foreclosure of any mortgage, lien, deed of trust or other encumbrance involved.

ARTICLE 16

LIENS

Except for such as it may be contesting in good faith upon the posting of adequate bond, Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall keep the Leased Premises free and clear of all mechanics’ and materialmen’s liens in connection therewith.

ARTICLE 17

CONDEMNATION

17.1        If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are referred to herein as ·Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than ten percent (10%) of the square feet of the Building, or more than twenty-five percent (25%) of the Land which is not occupied by the Building, including but not limited to the Parking Areas, is taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Building and/or the Land remaining, except that the Rent shall be reduced in the proportion that the square feet of the Building and/or the Land taken bears to the total square feet of the Building and/or the Land.

17.2        Damages. Landlord shall be entitled to the award for any Condemnation of the Leased Premises, except that Tenant shall be entitled to the portion of any compensation awarded or paid upon any Condemnation that is allocable to the following:

A.            The value of improvements, equipment and/or fixtures which were added to or placed in or upon the Leased Premises which are the property of Tenant hereunder, and which constitute a portion of such taking; and

B.            The cost of removal of improvements, equipment and/or fixtures of Tenant which do not constitute a portion of such Condemnation, but removal of which is necessitated by such Condemnation, and the depreciation in value caused such removal; and

C.            The excess of the market value, immediately before such Condemnation, of Tenant’s leasehold interest in the portion of the Leased Premises taken over the Rent attributable thereto under the terms of this Lease; and

D.            All costs of relocating Tenant’s business and actual damages sustained by Tenant related to such Condemnation, including without limitation, damage from interruption of Tenant’s business, interference with access, loss of use, damage to goodwill, noise, dust, fumes and vibrations, and loss of general adaptability of the remaining portion of the Leased Premises for Tenant (and/or Tenant’s subtenant’s or assignee’s) desired use.

17.2        Notice and Execution. Landlord agrees immediately upon service of process in connection with any Condemnation relating to the Leased Premises to give to Tenant notice in writing thereof. Tenant reserves the right to appear in any proceedings in connection with such taking.

ARTICLE 18

DAMAGE OR DESTRUCTION

18.1        Reconstruction. If, during the term of this Lease, the Leased Premises should be damaged or destroyed by any cause not contemplated within normal wear and tear, Landlord shall, except as hereinafter provided, diligently and promptly repair or rebuild the same to the condition in which the same existed immediately prior to such damage or destruction. Notwithstanding the foregoing, if the Leased Premises are materially damaged by a casualty for which Landlord did not carry insurance and such casualty was not commonly insured against by other comparable landlords, Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of such election within sixty (60) days thereafter.

18.2        Rent Abatement. The Rent due and payable hereunder shall be abated as provided herein during any period in which, by reason of any damage or destruction to the Leased Premises, there is, in Tenant’s and Landlord’s reasonable judgment, interference with the operation of Tenant’s (and/or Tenant’s assignee’s or subtenant’s) business within the Leased Premises. The amount of such abatement shall be equal to the amount of Rent, multiplied by a fraction, the numerator of which is the total number of square feet of the Building affected by said damage, destruction, and any reconstruction or restoration, and the denominator of which is the total number of square feet of the Building. If the Land, which is not occupied by the Building, is partially damaged, then Rent shall be equitably reduced in accordance with this Section 18.2. Such abatement shall continue for the period commencing with the damage or destruction and ending with completion of the repair or reconstruction work which Landlord is obligated or undertakes to do. If continuation of business is not practical, in Tenant’s and Landlord’s reasonable judgment, all Rent due and payable hereunder shall abate until reconstruction is completed or until business is totally or partially resumed, whichever is the earlier. In the event of partial resumption of business within the Leased Premises following such damage or destruction, Rent shall continue to be proportionately abated until total resumption of such business is practical. There shall be no recapture of abated Rent upon reconstruction or repair of the Leased Premises, and full resumption of business by Tenant (and/or its assignees or subtenants).

18.3        Excessive Damage or Destruction. If the Leased Premises is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Leased Premises and the damage and destruction is caused by an event for which Landlord was required to maintain insurance under this Lease, Tenant shall have the right to terminate this Lease by delivering written notice of such election to the Landlord within sixty (60) days of the date of the occurrence which caused such damage and destruction. If the Leased Premises is damaged or destroyed to the extent that the coat of repair is fifty percent (50%) or more of the fair market value of the Leased Premises and the damage and destruction is caused by an event for which Landlord was not required to maintain insurance under this Lease, Landlord or Tenant shall have the right t~ terminate this Lease by delivering written notice of such election to the other within sixty (60) days thereafter. If Tenant does not terminate this Lease, Landlord shall restore the Leased Premises to the same condition as the Leased Premises were in prior to such damage or destruction.

Unless Tenant or Landlord elects to terminate this Lease, this Lease shall continue in full force and effect, except for the abatement of Rent, as provided in Section 18.2 hereof, and Landlord shall continue to diligently repair and restore all or any portion of the Leased Premises.

18.4        Disposition of Insurance Proceeds. Any insurance proceeds awarded or paid by reason of damage to or destruction of all or any portion of the Leased Premises shall be paid and belong to Landlord. If this Lease is not terminated by reason of any such damage or destruction, then all insurance proceeds payable by reason of loss to all or any portion of the Leased Premises shall be paid to Landlord for use in reconstruction of all or any portion of the Leased Premises. Upon completion of the repairs or reconstruction of the Leased Premises, any remaining insurance proceeds shall be retained by Landlord. Any cost of repair or reconstruction in excess of available insurance proceeds shall be borne by Landlord, and, except as expressly provided otherwise in this Article 18. Landlord’s obligations to repair or reconstruct under this Article 18 shall in no event be dependent or contingent upon the availability of adequate insurance proceeds therefor, or when or how the damage or destruction occurs.

ARTICLE 19

DEFAULT

19.1        Events of Default. Tenant shall be in default hereunder upon the occurrence of any of the following events (“Events of Default”);

A.            Tenant’s failure to pay Rent when due, for a period of ten (10) days after Tenant’s receipt from Landlord of a written notice of any such failure or Tenant’s failure to pay rent when due without notice if such failure occurs three (3) or more times during any twelve (12) month period.

B.            Tenant’s failure to perform any covenant or agreement undertaken by it herein, other than the payment of Rent, and such failure continues, without Tenant having commenced to cure it, for thirty (30) days after receipt by Tenant of written notice thereof from Landlord. Any time provided in this Lease for the curing of any default by Tenant is hereby extended by the period of time during which Tenant is prevented from curing such default by reason of strikes, acts of God, acts of the Landlord, war, or by reason of laws of governmental rules or regulations, or by reason of conditions occasioned by war or other public emergency, or by reason of any other condition beyond the reasonable control of Tenant.

19.2        Remedies. Upon the occurrence of an Event of Default by Tenant as set forth in Section 19.1, Landlord shall have the following rights and remedies, in addition to any and all other rights and remedies available to Landlord at law or in equity, including without limit those provided under California Civil Code Sections 1951.2 and 1951.4, as amended or recodified from time to time:

A.            Terminate Lease. Landlord shall have the right to terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant. If the Lease is so terminated, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned from the time of such termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount reasonably necessary to compensate Landlord for all the actual and consequential damages proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in Subsections (A)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law). As used in Subsection (A) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). All amounts owing under this Subsection which are not paid when due shall bear interest at ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law) from the date owing until paid and such interest shall be compounded monthly.

B.            Re-enter Premises. Landlord shall also have the right, with or without terminating this Lease, to re-enter the Leased Premises and to remove all persons and Tenant’s property from the Leased Premises and store the Tenant’s property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

C.            Maintain Lease; Relet Premises. Unless Landlord elects to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover any Rent as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable, with the right to clean and to make alterations and repairs to the Leased Premises at Tenant’s sole expense.

If Landlord elects to relet as provided herein, then rent received by Landlord from such reletting shall be applied at Landlord’s option: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including reasonable attorneys’ fees, court costs and commercially reasonable brokerage commissions); third, to the payment of the cost of any cleaning, alterations and repairs to any portion of the Leased Premises which Tenant was obligated to clean or repair; fourth, to the payment of rent due and unpaid hereunder; and the balance, if any, shall be applied in payment of future rent as the same may become due and payable hereunder. If the portion of such rentals received from such reletting during any month which is applied to the payment of rent under the reletting lease is less than the rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand by Landlord. Such deficiency shall be calculated monthly and Tenant shall pay such deficiency monthly. Tenant shall also pay to Landlord, upon Landlord’s demand, the costs and expenses incurred by Landlord in such reletting, including attorneys’ fees, court costs and brokerage commissions and in making any alterations and repairs to the Leased Premises. Notwithstanding the foregoing, Tenant shall only be obligated to reimburse Landlord for those repairs Tenant was obligated to repair pursuant to the terms and conditions of this Lease.

No re-entry, acts of maintenance or preservation, efforts to relet, or taking possession of the Leased Premises by Landlord or the appointment of a receiver upon initiative of the Landlord to protect the Landlord’s interest under the Lease shall be construed as an election to terminate this Lease unless an express written notice of such intention is delivered to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting of the Leased Premises without termination of this Lease by Landlord, Landlord may at any time after such reletting elect to terminate this Lease, in which case, Landlord shall have all the rights and remedies provided by law or equity or this Lease upon termination.

D.            Performance by Landlord. If Tenant breaches or fails to perform any of Tenant’s obligations under this Lease and the breach or failure continues for thirty (30) days (or such shorter time period as may be specified otherwise in this Lease) after Landlord gives Tenant written notice of the breach or failure, Landlord, without thereby waiving or curing such may, but shall not be obligated to, perform any such obligation for the account and at the expense of Tenant together with interest thereon at the rate of ten percent (10%) per annum, including without limit hiring an accountant to maintain Tenant’s books and records and including reimbursement for reasonable attorneys’ fees. Landlord may also so perform any such obligation without notice in case of an emergency.

E.            Secured Creditor Remedies. Landlord may retain within the Leased Premises all of Tenant’s property and may take exclusive possession thereof to use or rent until all defaults have been cured. Notwithstanding the foregoing, Landlord may, at its option, at any time during the term of this Lease, require Tenant to remove all or any portion of such property, or exercise any rights of a secured creditor under the California Uniform Commercial Code, as amended or recodified from time to time.

F.            Receiver on Behalf of Landlord. If, at Landlord’s commencement of any action arising under this Lease, a receiver shall be appointed to take possession of the Leased Premises or to collect the rents derived therefrom, then the receiver may, if it shall be necessary or convenient in order to collect such rents, conduct the business of Tenant then being carried on or in the Leased Premises, and may take possession of any of Tenant’s property and records used in Tenant’s business and use the same in conducting such business, without compensation to Tenant for such use. Neither application for nor the appointment of a receiver shall be construed as an election by Landlord to terminate this Lease, unless express written notice of such election is given to Tenant.

G.            Late Charge. If Tenant fails to make any payment of Rent within ten (10) days after receipt of written notice from Landlord or if Tenant fails to make rent payments without notice three (3) or more times during any twelve (12) month period, Tenant shall pay Landlord a reasonable late charge of one and one-half percent (1.5%) of the amount due and unpaid.

H.            Bankruptcy and Insolvency. In the event of the filing or commencement of any proceeding by or against Tenant under the Federal Bankruptcy Code (as the same may be amended or recodified from time to time), the trustee, receiver or Tenant, as a debtor in possession, subject to court approval, shall not have the right to assume this Lease or to assign this Lease or to pledge or hypothecate this Lease for security unless and until all of the following conditions are first satisfied: (i) any defaults by Tenant under this Lease are cured or Landlord is provided “adequate assurance” that such defaults will be promptly cured; (ii) Landlord is compensated, or “adequate assurance” is provided to Landlord that Landlord will be promptly compensated, for any actual pecuniary loss to Landlord resulting from any and all defaults by Tenant under this Lease; and (iii) Landlord is provided “adequate assurance” of future performance of all of the covenants, agreements and obligations of Tenant under the terms of this Lease.

For the purposes of this Subsection, “adequate assurance” of future performance of the terms and provisions of this Lease shall include adequate assurance: (a) of the source of Rent and other consideration due under this Lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor-Tenant as of the Term Commencement Date, as reasonably adjusted for inflation; (b) that assumption or assignment of this Lease is subject to all the provisions of this Lease; and (c) of the performance of any other requirement hereafter imposed by any law or which landlords or courts are hereafter authorized or permitted by law to impose on such an assumption, assignment, pledge or hypothecation.

In any case under any chapter of the Federal Bankruptcy Code, (as the same may be amended or recodified from time to time), the trustee, receiver or Tenant, as debtor in possession, shall timely perform all the obligations of the debtor-Tenant arising under this Lease from and after any order for relief until this Lease is assumed or rejected. This paragraph shall not affect the trustee’s or debtor-Tenant’s obligations under any other paragraph of this Subsection, and acceptance of performance under this paragraph by Landlord shall not constitute a waiver or relinquishment of Landlord’s rights under this Lease.

The failure by the trustee in any case under any chapter of the Bankruptcy Code to assume or reject this Lease sixty (60) days after the order for relief or within such additional time as the Court, for cause, within such sixty (60) day period shall fix, shall be deemed a rejection, and the trustee shall immediately surrender the Leased Premises to Landlord. This Lease may not be assumed if it has expired before commencement of any bankruptcy proceeding. The trustee, receiver, or Tenant, as a debtor in possession, acting in accordance with the provisions contained in this Subsection, shall not under any circumstances require Landlord to provide services or supplies incidental to this Lease before any assumption of this Lease, unless Landlord shall be compensated under the terms of this Lease for any services and supplies provided under this Lease before such assumption.

ARTICLE 20

TENANT’S RIGHT TO CURE LANDLORD’S DEFAULT

If Landlord fails to perform any covenant or agreement herein undertaken and to be performed on Landlord’s part, then, if the failure or default continues for thirty (30) days after written notice to Landlord thereof (except if such failure cannot be cured during such thirty (30) day period due to reasons beyond Landlord’s reasonable control (financial condition excepted) and Landlord commences such cure during such thirty (30) day period and diligently prosecutes such cure to completion), Tenant may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys’ fee incurred by Tenant, and upon demand Landlord will reimburse Tenant for the amount so paid, together with interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate allowed by law).

ARTICLE 21

ALTERATIONS

Tenant, from time to time at its sole cost and expense, may without Landlord’s permission, make non-structural alterations to the Leased Premises and may store and install fixtures, equipment, furniture and property within the Leased Premises. International Medication Systems, Limited shall not make any structural alterations to the Leased Premises in excess of Fifty Thousand Dollars ($50,000.00) in cumulative cost, within anyone (1) year period, without Landlord’s consent, which shall not be unreasonably withheld or delayed. Tenant’s assignees or subtenants shall not make any structural alterations to the Leased Premises without Landlord’s consent, which shall not be unreasonably withheld or delayed. In connection with the alterations permitted hereunder, Tenant, its assignees or subtenants shall obtain all necessary approvals from all governmental and regulatory agencies, including but not limited to, approvals relating to the alterations of the Leased Premises, zoning, land use, variances, waivers and permits, and environmental impact reports, necessary for the completion of the alterations to the Leased Premises and Tenant’s (and/or Tenant’s assignees’ or subtenants’) use and occupancy of the Leased Premises. Landlord shall cooperate fully with Tenant (and/or Tenant’s assignees or subtenants) in connection with Tenant’s (and/or Tenant’s assignees’ or subtenants’) applications for approvals described herein. All work with respect to any alterations shall be done in a good and workmanlike manner and prosecuted to completion. [Tenant (and/or Tenant’s assignees or subtenants) shall be entitled to remove any such non-structural alterations installed by Tenant (and/or Tenant’s assignees or subtenants) at the expiration of the Term or the earlier termination of this Lease, provided Tenant (and/or Tenant’s assignees or subtenants) shall restore all damage caused by such removal.]

ARTICLE 22

FIXTURES AND PERSONAL PROPERTY

All trade fixtures, equipment, furniture and personal property (including signs) installed within the Leased Premises, or any portion thereof, by or at Tenant’s expense shall remain Tenant’s property. At any time during the Term hereof, or within thirty (30) days after the expiration of the Term or the earlier termination of this Lease, Tenant may, at its election, remove any or all such trade fixtures, equipment, furniture and personal property and repair the damage caused by any such removal, reasonable wear and tear excepted. If, within thirty (30) days after the expiration of the Term or the earlier termination of this Lease, Tenant elects not to remove such trade fixtures, equipment, furniture or personal property, then such trade fixtures, equipment, furniture or personal property shall become the property of Landlord.

ARTICLE 23

NOTICES

23.1        Service. All notices required to given hereunder shall be in writing. Such notices shall be hand delivered or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Landlord:	Mr. Ronald D. Jenkins 10601 East Rush Street South El Monte, California 91733

If to Tenant:	International Medication Systems, Limited 17890 Castleton Road, Suite 300 City of Industry, California 91748 Attention: Mr. Joseph J. Lowden

or at such other place as either Landlord or Tenant may, from time to time, respectively, designate in a written notice give to the other. Notices shall be deemed served upon receipt, as indicated on the receipt obtained or returned to sender.

23.2        Change of Ownership. No change in ownership of the Leased Premises, or assignment of this Lease or of the Rent provided for herein, shall be binding upon Tenant for any purpose whatever until Tenant has been furnished with written notice thereof by Landlord. Upon transfer of the ownership of the Leased Premises by Landlord, Landlord shall be released from all liability under this Lease arising after the date of transfer, provided the transferee assumes the obligations of Landlord under this Lease.

ARTICLE 24

ARBITRATION

24.1        Arbitration. Any dispute between the parties (other than an unlawful detainer action) shall be determined by arbitration in accordance with this Article 24. If either party requests of the other that such matter be so determined, then: (a) each party shall, within thirty (30) days hereafter, appoint an arbitrator and such party shall notify the other party of the name and address of the arbitrator so appointed; (b) if either party shall fail to make such appointment and to serve notice thereof within the time prescribed, then the appointment of an arbitrator on behalf of” such party shall be made in the same manner as provided in clause (d) below for the appointment of a third arbitrator; (c) the arbitrators so appointed shall meet within ten (10) days after the second arbitrator is appointed and shall, if possible, determine such matter within thirty (30) days after the second arbitrator is appointed, and their determination shall be binding on the parties; (d) if for any reason such two arbitrators fail to agree on such matter within such period of thirty (30) days, they shall appoint a third arbitrator, and if they fail to agree upon such arbitrator within ten (10) days after the time prescribed, either party on behalf of both may request such appointment by the then President of the Los Angeles Chapter of the American Arbitration Association for the appointment of such third arbitrator, and the other party shall not raise any question as to the President’s power to entertain the application and make the appointment; and (e) the determination of such matter of any two of such three arbitrators shall be given within a period of thirty (30) days (or such longer period as may be reasonable in light of the circumstances) after the appointment of the third arbitrator, and shall in all cases be binding upon the parties. If any arbitrator shall die, become disqualified or incapacitated, or shall fail or refuse to act before such matter shall have been determined, then in place of such arbitrator, an arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died or become disqualified or incapacitated, or who shall have failed or refused to act. All arbitration shall be finally determined in the City of Los Angeles and shall be governed (except for the method of such section of arbitrators) in accordance with the Rules of the American Arbitration Association (or any successor thereto) and the judgment or the award rendered therein may be entered in any court having jurisdiction.

24.2        Payment of Expenses. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third arbitrator, if any.

ARTICLE 25

ATTORNEYS’ FEES

If either party commences an action against the other to enforce any obligation hereunder, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees from the other, whether or not such action is pursued to judgment.

ARTICLE 26

MEMORANDUM OF LEASE

Upon Tenant’s request, Landlord and Tenant shall execute and acknowledge a Memorandum of Lease, which shall be recorded in the Official Records of Los Angeles County. The Memorandum of Lease shall describe the Leased Premises ·as being subject to all rights, covenants and restrictions herein contained, shall specify the Term Commencement Date, and shall be substantially in the form attached hereto as Exhibit “Du

ARTICLE 27

HOLDING OVER

If Tenant remains in possession of the Leased Premises after the expiration of the Term without executing a new lease, such holding over shall be construed as a tenancy from month-to-month, subject to all covenants and conditions herein contained, except that the Rent paid by Tenant pursuant to the terms hereof shall be increased to One Hundred Ten Percent (110%) of the Rent during the last month of the Term.

ARTICLE 28

NO WAIVER

No waiver of any default or breach of any covenant by either party hereunder shall be implied from the other party’s failure to act on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

ARTICLE 29

BINDING EFFECT

Except for the restrictions set forth in Article 21 hereof, each and every covenant, term and condition contained herein shall be binding upon inure to the benefit of each of the parties, its successors and assigns. and all of the covenants, provisions and conditions of this Lease to be performed by or on the part of Landlord, whether to be performed within the Leased Premises or elsewhere, and whether affirmative or negative in nature, are also intended to and shall bind Landlord, its successors and assigns, at any time and from time to time, and shall inure to the benefit of the Tenant, its successors and assigns, and shall run with the Land for the term hereof.

ARTICLE 30

INTERPRETATION AND APPLICATION

This Lease shall be construed under the laws of the State of California. If any provision of this Lease or application thereof to any person or circumstances shall to any extent be held to be invalid, the remainder of this Lease (including the application of such provision to persons or circumstances other than those to which it is held invalid) shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. Both parties hereto assisted in the drafting of this Lease and its provisions shall not be construed against either party. The captions of the paragraphs hereof are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Exhibits “A” through “F” are incorporated herein by this reference and are made a part of this Lease.

ARTICLE 31

COMPLETE AGREEMENT

It is expressly agreed that this Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the Tenant’s rental, use and occupancy of the Leased Premises that no prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and that the terms, covenants, conditions and provisions of this Lease cannot be modified or added to except in writing signed by the parties hereto.

ARTICLE 32

TIME

Time is of the essence hereof.

ARTICLE 33

EXECUTION REQUIRED

Submission of this instrument for examination or signature by Tenant shall not constitute a reservation of or option for lease, and this instrument shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

ARTICLE 34

LIMITATION OF LIABILITY

The obligations of Tenant under this Lease shall be without recourse to the assets of any officer, shareholder, director or employee of Tenant. The sole recourse of Landlord for any obligation of the Tenant under this Lease shall be limited to the assets of Tenant.

ARTICLE 35

ESTOPPEL CERTIFICATES

Tenant and Landlord, upon not less than thirty (30) days prior written notice to the other, shall execute, acknowledge and deliver an estoppel certificate in the form of Exhibit “0” attached hereto. Any statement contained therein may be conclusively relied upon by a prospective lender, purchaser, or encumbrancer to the Leased Premises.

ARTICLE 36

SECURITY MEASURES

Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of any guard service or other security measures and that Landlord shall have no obligation whatsoever to provide the same. Tenant assumes all responsibility for the protection of Tenant. its agents and invitees from acts of third parties.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first written above.

“LANDLORD”	“TENANT”

INTERNATIONAL MEDICATION SYSTEMS,
/s/ RONALD D. JENKINS	LIMITED, a Delaware corporation
RONALD D. JENKINS,
an unmarried man	By:	/s/President
	Its:	President
	By:	/s/ CFO and SVP
	Its:	CFO and SVP

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

1886 Santa Anita Avenue

South EI Monte. California 91733

Telephone: (800) 423 4136 • (626) 442 6757

Fax: (626) 443 2481

March 31, 2000

Ronald D. Jenkins

10601 East Rush Street

South EI Monte, CA 91733

Re: Renewal of Lease for 10630 EI Poche Street, CA 91733

Dear Jenkins,

This letter is to notify you our intention to exercise the option to extend the lease for an additional five (5) years. With the renewal option, the lease will then expire August 31, 2005.

Please acknowledged and consent to this request.

If you have any questions, please contact Eva Wen at Tel: (626)459-5210 or Fax: (626)579-2025

Sincerely,

/s/ Jacob Liawatidewi

Jacob Liawatidewi
Administration Associate Director

Amphastar
Pharmaceuticals
Company

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT PROPERTY)

1.                                      Basic Provisions (“Basic Provisions”)

1.1                               Parties:  This Lease (“Lease”), dated for reference purposes only April 21 , 2003 is made by and between Leonard J. Altmayer, Jr. and Stephen A. Altmayer (“Lessor”) and International Medication Systems, Limited IMS) 1886 Santa Anita, So. El Monte, CA 91733 (“Lessee”), (collectively the “Parties” or individually a “Party”).

1.2                               Premises:  That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 10642 El Poche Street, South El Monte, located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) Approximate 25,000 Sq. Ft. of industrial building, offices and parking facility (“Premises”). (See also Paragraph 2)

1.3                               Term:  Six (6) years and 0 months (“Original Term”) commencing January 1, 2004 (“Commencement Date”) and ending December 31, 2010 (“Expiration Date”). (See also Paragraph 3)

1.4                               Early Possession:                                                       (“Early Possession Date”). (See also Paragraph 3.2 and 3.3 )

1.5                               Base Rent:  $ 12,267.00 per month (“Base Rent”), payable on the First (1st) day of each month commencing January 1, 2004 (See also Paragraph 4 )

☒          If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Addendum “A” Item 3

1.6                               Base Rent Paid Upon Execution:  $ 12,267.00 as Base Rent for the Period                                                    .

1.7                               Security Deposit:  $ 20,800.00 (Carried Forward from current lease) (“Security Deposit”). (See also Paragraph 5 )

1.8                               Agreed Use:  Warehousing and distribution. (See also Paragraph 6)

1.9                               Insuring Party:  Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.10                        Real Estate Brokers:  (See also Paragraph 15)

(a)                                 Representation:  The following real estate brokers (collectively the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                    None represents Lessor exclusively (“Lessor’s Broker”);

☐                                    None represents Lessee exclusively (“Lessee’s Broker”); or

☐                                    None represents both Lessor and Lessee. (“Dual Agency”).

(b)                                 Payment to Brokers:  Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of 0% of the total Base Rent for the brokerage services rendered by said Broker).

1.11                        Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                                                                              (“Guarantor”). (See also Paragraph 37)

1.12                        Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 8 and Exhibits A & B plus Non-Disturbance Agreement Items 1 through 8, all of which constitute a part of this Lease.

2.                                      Premises.

2.1                               Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2                               Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, healing. ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and The structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3                               Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee selling forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with Ihis warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)                                 Subject Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital

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Expenditures required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months’ Base Rent, lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (to) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months’ Base Rent. If lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)                                 If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as. governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that It is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If lessee is unable to finance lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminable this Lease upon thirty (30) days written notice to Lessor.

(c)                                  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4                               Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said mailers other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5                               Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.                                      Term.

3.1                               Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2                               Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3                               Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Dale. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4                               Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Dale, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.                                      Rent.

4.1                               Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2                               Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to lime designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.

5.                                      Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all of any portion of said Security Deposit, Lessee shall within ten (10) days after written request thereof deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the Initial Base Rent. Should The Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                      Use.

6.1                               Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in use.

6.2                               Hazardous Substances.

(a)                                 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on The Premises, is either. (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any

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governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage lank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course on the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) or protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)                                 Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)                                  Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)                                 Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no Iiability under this Lease with respect to underground migration or any Hazardous Substance under the Premises from adjacent properties). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the lime of such agreement.

(e)                                  Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)                                   Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such acctivities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)                                  Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in lull force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3                               Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (to) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4                               Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.                                      Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1                               Lessee’s Obligations.

(a)                                 In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not Iimited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire projection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)                                 Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises; (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

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(c)                                  Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depredation thereof (Including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants), with Lessee reserving the right to prepay its obligation at any time,

7.2                               Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition). 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain The Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now of hereafter in effect to the extent it is inconsistent with the terms of this Lease.’

7.3                               Utility Installations; Trade Fixtures; Alterations.

(a)                                 Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems. 119hllng fix lures, HVAC equipment, plumbing, and fencing in or on the Premises. The term ‘‘Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises, the term “A1teralions” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installation to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and The commutative cost thereof during this Lease as extended does not exceed $50.000 in the aggregate or $to,000 In anyone year.

(b)                                 Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of The work, and (Iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month’s Base Rent, or $10,000. Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half limes the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)                                  Indemnification, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materiatmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4                               Ownership; Removal; Surrender; and Restoration.

(a)                                 Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installation made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b} hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease become the property of Lessor and be surrendered by Lessee with the Premises.

(b)                                 Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)                                  Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Dale or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and lear excepted. “Ordinary wear and lear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the properly of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                      Insurance; Indemnity,

8.1                               Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice. Lessor shall be named as an additional insured on all policies secured under Paragraph 8. See Addendum “A” Item 8.

8.2                               Liability Insurance.

(a)                                 Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional lnsured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an ‘insured contract’ for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

8.3                               Property Insurance-Building, Improvements and Rental Value.

(a)                                 Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause. Waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to

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where the Premises are located. If such insurance coverage has a deductible clause, the deducible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deducible amount in the event of an insured Loss.

(b)                                 Rental Value. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c)                                  Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4                               Lessee’s Property/Business Interruption Insurance.

(a)                                 Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installation. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)                                 Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)                                  No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s properly, business operations or obligations under this Lease.

8.5                               Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall. at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “Insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6                               Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                               Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises. Lessor and its agents, Lessor’s master or ground Lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8                               Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.                                      Damage or Destruction.

9.1                               Definitions.

(a)                                 “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned A1teralions and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)                                 “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage Is Partial or Total.

(c)                                  “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)                                 “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depredation.

(e)                                  “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a}, in, on, or under the Premises.

9.2                               Partial Damage - Insured Loss. If a Premises Partial Damage that is an insured loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $t10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall ,remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                               Partial Damage - Uninsured loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this lease, Lessee shall have the right within ten (10) days after receipt of the termination notice

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to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor will said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as other date specified in the termination notice.

9.4                               Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5                               Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6                               Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “C commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7                               Termination - Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g).or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8                               Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.                               Real Property Taxes.

10.1                        Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of Ieasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term “Real Properly Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

10.2

(a) Payment or Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable lax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

10.3                        Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4                        Personal Properly Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.                               Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.                               Assignment and Subletting.

12.1                        Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, assign or assignment”) or sublet all of any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a nondurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a nondurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent

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(110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2                        Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease: (ii) release Lessee of any obligations hereunder: or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppels of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee: Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification other Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as” consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3                        Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included In all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In The event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublease under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.                               Default; Breach; Remedies.

13.1                        Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage other property insurance described in Paragraph 6.3 Is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism. .

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or properly, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues tor a period of ten (10) days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those descanted in subparagraphs 13.1{a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii} becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days: or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days: provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor: (ii) the termination of a Guarantors liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing: (iv) a Guarantors refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this lease.

13.2                        Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn. Lessor, al its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this lease shall terminale and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from lessee: (i) the unpaId Rent which had been earned at

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the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount al the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to mailers occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3                        Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee. any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initialed the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4                        Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of Ihis Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5                        Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential charge provided for in Paragraph 13.4.

13.6                        Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice. or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.                               Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) other land area portion of the Premises not occupied by any building, is taken by Condemnation, lessee may, at Lessee’s option, to be exercised in writing within ten (to) days after Lessor shall have given lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken. or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.                               Brokers’ Fee.

15.1                        Additional Commission. In addition to the payments owed pursuant Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.2                        Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this lease shall be deemed to have assumed Lessor’s obbligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.to, 15, 22 and 31. If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice. Lessee shall pay said monies to its Broker and off set such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3                        Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitle to any commission or finder’s fee in connection) herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold

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the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the ndemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.                               Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fall to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party. (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Esloppel Certificate, and the Responding Party shall be estopped from denying the facts of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchase, including, but not limited to, Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.                               Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under Ihis lease Thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lesser under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.                               Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                               Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.                               Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.                               Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.                             No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any mailer mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made; and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to Ihis lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broke(s liability shall not be applicable to any gross negligence or willful misconduct of such Broker. .

23.                             Notices.

23.1                        Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mall, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2                        Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notice transmitted by facsimile transmission or similar means shall be doomed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.                             Waivers. No waiver by Lessor of The Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by lessee. Any payment by lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.                             Recording. Either Lessor or lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable Thereto.

26.                             No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty pencent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                             Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                             Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and canditions. In construing this Lease, all headings and title are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.                             Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are Iocated. Any litigation between the Parties hereto concerning this Lease shall be initioated in the county in which the Premises are located.

30.                             Subordination; Attornment; Non-Disturbance.

30.1                      Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground Lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2                      Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or

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defense which Lessee might have against any prior Lessor; or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3                        Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4                        Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided. however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attomment and/or Non-Disturbance Agreement provided for herein.

31.                             Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.                             Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alteralions, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “for Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “for Lease” signs. Lessee may at any time place on or about the Premises any ordinary “for Sublease” sign.

33.                             Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.                             Signs. Except for ordinary “for Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.                             Termination; Merger. Unless specifically staled otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or esser estate in the Premises; provided, however, that Lessor may elect to continue anyone or all existing subtenancies Lessor’s failure within ten (to) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                             Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documental on therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular mailer for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.                             Guarantor.

37.1                        Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2                        Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38.                             Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, condition and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.                               Options.

39.1                        Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any Lease that Lessee has on other properly of Lessor; (b) the right of first refusal or first offer to Lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2                        Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning of subletting.

39.3                        Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4                        Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of The Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.                             Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41.                             Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the costs of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their properly from the acts of third parties.

42.                             Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.                               Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the

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provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.                             Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45.                             Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.                             Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.                             Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modlficalion. As long as they do not materially change Lessee’s obligations hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.                             Multiple parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.                             Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of Ihis Lease ☐ is ☐ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT. AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES, SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place on the date specified above their respective signatures.

Executed at:	10642 El Poche Street, So. El Monte,	Executed at:	10642 El Poche Street, So. El Monte,
on:	April 7, 2003	on:	May 22, 2003

By LESSOR:		By LESSEE:
INTERNATIONAL MEDICATION SYSTEMS, LIMITED,
a Delaware Corporation

By:	/s/ Leonard J. Altmayer, Jr.	By:	/s/Pete Langosh
Name Printed:	Leonard J. Altmayer, Jr.	Name Printed:	Pete Langosh
Title:	Partner	Title:	Corporate VP Operations
1241 Oakglen Ave, Arcadia, CA 91006

By:	/s/Stephen A. Altmayer	By
Name Printed:	Stephen A. Altmayer	Name Printed:
Title:	Partner	Title:
Address:	1830 Highland Oaks Dr., Arcadia, CA 91006	Address:

Telephone: ( )		Telephone: ( )
Facsimile: ( )		Facsimile: ( )
Federal ID No.		Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

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AGREEMENT EXTENDING LEASE

It is hereby agreed on February 16, 2005, by and between RONALD D. JENKINS ASSIGNED TO WDJ COMMERCIAL ENTERPRISES, a Limited Partnership (Landlord), and INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware Corporation, (Tenant), that the Lease dated July 24, 1990 and extended by Agreement(s) on May 4, 2000 for the Premises located at 10630 El Poche Street, South El Monte, California, and, covering a Five (5) year term ending on August 31, 2005, and to which Lease reference is made for further particulars, shall continue in full force and effect including any Guarantee of Lease, for an additional Five (5) year(s), beginning on September 1, 2005 and ending on August 31, 2010, subject to all terms, convenants and condition in said Lease dated July 24, 1990, except as follows:

1.     The initial Base Rent shall be $8,600.00 per month, payable in advance, on the first day of each month beginning September 1, 2005.

2.     On March 1, 2008, the Base Rent shall be increased to an amount equal to one hundred ten percent (110%) of the monthly Base Rent for the immediately preceding year.

IF THIS AGREEMENT HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATIORNEY FOR HIS APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE C’ONDITION OF THE PREMISES AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BHOKER(S) OR THEIR AGENTS OR EMPLOYEES AS 10 THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUEN”GES OF.THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT, OR THE TRANSACTION RELATING THERETO.

The parties hereto have executed this Agreement at the place on the date specified about to their respective signatures.

Executed at	South El Monte, California			Executed at	South El Monte, California
on	4/22/2005			on	4/21/2005

by LESSOR:				by LESSEE:
WDJ COMMERCIAL ENTERPRISES,				INTERNATIONAL MEDICATION SYSTEMS, LIMITED,
a Limited Partnership				a Delaware Corporation
BY:	JENKINS INDUSTRIALPROPERTIES,INC.,
a California Corporation, General Partner

By				By	/s/Pete Langosh
Name Printed:				Name Printed:	Pete Langosh
Title:				Title:	Secretary

By	/s/Ron Jenkins			By	/s/David Nassif
Name Printed:	Ron Jenkins			Name Printed:	David Nassif
Title:	President			Title:	Chief Financial Officer
Address:	1990 Santa Anita Avenue			Address:	1886 Santa Anita Avenue
	South El Monte, CA 91733				South El Monte, CA 91733
Tel. No	(626) 443-5136	Fax No.	( )	Tel. No	(626) 442-6757	Fax No.	( )

AGREEMENT EXTENDING LEASE

It is hereby agreed on June 21, 2010, by and between RONALD D. JENKINS ASSIGNED TO WDJ COMMERCIAL ENTERPRISES, a Limited Partnership (Landlord), and INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation, (Tenant), that the Lease dated July 24, 1990 and extended by Agreement(s) on May 4, 2000, Feb. 16, 2005 for the Premises located at 10630 El Poche Street, South El Monte, California, and covering a Five (5) year term ending on August 31, 2010, and to which Lease reference is made for further particulars, shall continue in full force and effect including any Guarantee of Lease, for an additional Five (5) year(s), beginning on September 1, 2010 and ending on August 31, 2015, subject to all terms, convenants and conditions in said Lease dated July 24, 1990, except as follows:

1.     The initial Base Rent shall be $7,700.00 per month, payable in advance, on the first day of each month beginning September 1, 2010.

2.     On March 1, 2013, the Base Rent shall be increased to an amount equal to one hundred ten percent (110%) of the monthly Base Rent for the immediately preceding year.

IF THIS AGREEMENT HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATIORNEY FOR HIS APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PREMISES AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE REAL ESTATE BHOKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF.THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT, OR THE TRANSACTION RELATING THERETO.

The parties hereto have executed this Agreement at the place on the dates specified about to their respective signatures.

Executed at	South El Monte, California			Executed at	South El Monte, California
on	7/8/2010			on	7/5/2010

by LANLORD:				by TENANT:
WDJ COMMERCIAL ENTERPRISES,				INTERNATIONAL MEDICATION SYSTEMS, LIMITED,
a Limited Partnership				a Delaware Corporation
BY:	JENKINS INDUSTRIALPROPERTIES,INC.,
a California Corporation, General Partner

By				By	/s/Pete Langosh
Name Printed:				Name Printed:	Pete Langosh
Title:				Title:	Executive Vice President

By	/s/Ron Jenkins			By	/s/
Name Printed:	Ron Jenkins			Name Printed:
Title:	President			Title:
Address:	1990 Santa Anita Avenue			Address:	1886 Santa Anita Avenue
	South El Monte, CA 91733				South El Monte, CA 91733
Tel. No	(626) 443-5136	Fax No.	( )	Tel. No	(626) 442-6757	Fax No.	( )